SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549-1004

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2003
                     -------------------

Commission
  File     Registrant; State of Incorporation         I.R.S. Employer
 Number    Address and Telephone Number              Identification No.

1-5324     NORTHEAST UTILITIES                          04-2147929
           (a Massachusetts voluntary association)
           174 Brush Hill Avenue
           West Springfield, Massachusetts 01090-0010
           Telephone (413) 785-5871

0-11419    THE CONNECTICUT LIGHT AND POWER COMPANY      06-0303850
           (a Connecticut corporation)
           107 Selden Street
           Berlin, Connecticut 06037-1616
           Telephone (860) 665-5000

                       Not Applicable
                    ---------------------
    (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On December 17, 2003, the Connecticut Department of Public Utility Control ("DPUC") issued a Final Decision ("Decision") in The Connecticut Light and Power Company's ("CL&P") four-year rate increase application ("Application") that had been filed on August 1, 2003 pursuant to the requirements of Connecticut Public Act No. 03-135.

     The Application sought to increase CL&P's distribution rate by $133.6 million beginning January 1, 2004, with additional annual increases through December 31, 2007, for an aggregate $204.7 million increase by the end of the four year period. This filing addressed (a) CL&P's increased costs of service, particularly pension and health costs, (b) a planned $ 1.0 billion capital program for distribution improvements through the end of 2007, and (c) the costs of recruiting and training new electric craft workers. Over the four years, the proposed rate increases would produce incremental revenues projected at $675.6 million. The Application also sought a $17 million increase in CL&P's transmission rates in 2004 and either (a) a mechanism to track changes in transmission costs incurred under Federal Energy Regulatory Commission-approved rate tariffs, or (b) annual fixed adjustments in 2005-2007.

     The Decision allows CL&P to increase its distribution rates by $28.1 million in 2004, $25.1 million in 2005, $11.9 million in 2006 and $7.0 million in 2007, for a total increase of $72.1 million to its distribution rate by the end of the four-year period. Over the four years, the Decision would produce $218.5 million of incremental revenues. The Decision mitigates the rate impact to customers by allowing CL&P to apply in each year $30 million of Generation Service Charge over recoveries which CL&P had previously collected. With such offsets included, the Decision produces $98.5 million of incremental revenues. The Decision also allowed approximately $900 million of the requested $1.0 billion capital program.


     The Decision also approved an increase to CL&P's transmission rate for 2004 in the amount of $28.4 million, which includes the requested increase plus certain additional costs which the DPUC deemed to be recoverable in the transmission rate rather than in the distribution rate. The Decision declined to adopt CL&P's proposed tracking mechanism or to set transmission rates beyond 2004, and thus requires CL&P to request rate relief for any increase in such rates after 2004.

     The Decision also approved a return on equity ("ROE") of 9.85% (versus the currently allowed 10.3%) and maintained an earnings sharing mechanism, under which 50% of earnings above the allowed ROE are shared with ratepayers.

     CL&P is continuing to review the Decision.

     For further information about this matter, see Northeast Utilities' and CL&P's Quarterly Report on Form 10-Q for the period ending September 30, 2003, Management's Discussion and Analysis-Financial
Condition-Utility Group Business Development and Capital
Expenditures-Connecticut-CL&P.


                 [SIGNATURE PAGE TO FOLLOW]

                          SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THE CONNECTICUT LIGHT AND POWER COMPANY
                         (Registrant)


                         By: /s/ Randy A. Shoop
                             Name:  Randy A. Shoop
                             Title: Treasurer


Date:  December 22, 2003